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                                                                    EXHIBIT 99.1

[EYETECH LOGO]

FOR IMMEDIATE RELEASE

MEDIA       CHRIS SMITH
CONTACT:    PUBLIC RELATIONS & CORPORATE COMMUNICATIONS
            EYETECH PHARMACEUTICALS, INC.
            Office: (212) 824-3203
            Mobile: (973) 489-5076
            E-mail: chris.smith@eyetech.com

INVESTOR    GLENN SBLENDORIO
CONTACT:    CHIEF FINANCIAL OFFICER
            EYETECH PHARMACEUTICALS, INC.
            Office: (212) 824-3121
            E-mail: glenn.sblendorio@eyetech.com

           EYETECH ANNOUNCES APPROVAL OF MACUGEN(R) IN CANADA FOR THE TREATMENT OF NEOVASCULAR (WET) AGE RELATED MACULAR DEGENERATION

-- First treatment that helps preserve vision in all subtypes of neovascular AMD by targeting an underlying cause of disease --

NEW YORK, MAY 5, 2005 -- EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET) announced today that Health Canada granted approval (Notice of Compliance) for Macugen(R) (pegaptanib sodium injection) for the treatment of subfoveal choroidal neovascularization (CNV) secondary to neovascular age-related macular degeneration (neovascular AMD). Macugen is the first therapy indicated in Canada for the treatment of subfoveal neovascular AMD regardless of lesion subtype or size. Approval of Macugen follows a priority review by Health Canada. Macugen was approved in the United States on December 17, 2004 and was launched on January 20, 2005. Eyetech and Pfizer Inc co-promote Macugen in the U.S. Eyetech has granted Pfizer the exclusive rights to commercialize Macugen in countries outside the U.S., including Canada, pursuant to a royalty-bearing licensing agreement.

Macugen is the first in a new class of ophthalmic drugs to specifically target vascular endothelial growth factor (VEGF), a protein that acts as a signal in triggering the abnormal blood vessel growth and leakage that is the hallmark of neovascular AMD.

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Macugen specifically binds to VEGF 165, a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from blood vessels), two of the primary pathological processes thought to be responsible for the vision loss associated with neovascular AMD. Thus, Macugen helps preserve vision by slowing vision loss.

"Preserving vision will make a significant difference to patients with neovascular AMD since the disease can severely compromise a patient's ability to function independently," said Wanda Hamilton, Executive Director of AMD Alliance International. "Neovascular AMD can lead to a rapid loss of central vision that impairs activities such as reading, driving a car, crossing streets and other basic tasks. As loss of vision progresses, patients often need help performing or adapting to basic activities of daily living."

Neovascular AMD is the leading cause of irreversible severe vision loss in patients older than 60 years of age in developed countries. More than 500,000 people worldwide lose their sight annually from the disease. In Canada, nearly
1.5 million people live with some form of AMD, with more than 100,000 experiencing the active blood vessel growth and blood vessel leakage associated with neovascular AMD. Each year more than 20,000 new cases of neovascular AMD are reported in Canada, with the incidence likely to increase significantly with a growing aging population.

"Macugen is a significant new medicine that has already begun to change the treatment paradigm for neovascular AMD in the U.S.," said David R. Guyer, M.D., Chief Executive Officer of Eyetech. "The decision from Health Canada is an important step towards making Macugen available to patients in Canada whose quality of life and independence are threatened by this devastating disease."

Macugen is administered in a 0.3 mg dose once every six weeks by intravitreal injection. It is expected that Canadian ophthalmologists will start treating patients with Macugen later this year. Macugen has also been filed for approval in the European Union, Australia, Switzerland and Brazil.

ABOUT MACUGEN

Macugen is indicated in the United States for the treatment of neovascular age-related macular degeneration. Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and

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increased permeability (leakage from blood vessels), two of the pathological processes that contribute to the vision loss associated with neovascular AMD.

For full prescribing information about Macugen, please visit www.macugen.com.

IMPORTANT SAFETY INFORMATION

Macugen is contraindicated in patients with ocular or periocular infections.

Intravitreal injections including those with Macugen have been associated with endophthalmitis. Proper aseptic injection technique - which includes use of sterile gloves, a sterile drape, and a sterile eyelid speculum (or equivalent) - should always be utilized when administering Macugen. In addition, patients should be monitored during the week following the injection to permit early treatment, should an infection occur.

Increases in intraocular pressure (IOP) have been seen within 30 minutes of injection with Macugen. Therefore, IOP as well as the perfusion of the optic nerve head should be monitored and managed appropriately.

Serious adverse events related to the injection procedure occurring in <1% of intravitreal injections included endophthalmitis, retinal detachment, and iatrogenic traumatic cataract.

Most frequently reported adverse events in patients treated for up to 2 years were anterior chamber inflammation, blurred vision, cataract, conjunctival hemorrhage, corneal edema, eye discharge, eye irritation, eye pain, hypertension, increased IOP, ocular discomfort, punctate keratitis, reduced visual acuity, visual disturbance, vitreous floaters, and vitreous opacities. These events occurred in approximately 10% to 40% of patients.

ABOUT EYETECH PHARMACEUTICALS, INC.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen(R) (pegaptanib

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sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for other indications including diabetic macular edema and retinal vein occlusion.

EYETECH SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial results, future clinical trials, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new safety and other information arising out of clinical trial results or use by patients; acceptance of Macugen by the medical community in Canada and the United States, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results; successful recruitment of patients for the clinical development of Macugen in other indications; successful outcomes in the further clinical development of Macugen; regulatory approval of Macugen for other indications; and the success of Macugen's recent launch generally. These and other risks are described in greater detail in the "Risk Factors" section of our most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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